Exhibit 99.1
Insight Announces Third Quarter 2003 Results

    NEW YORK--(BUSINESS WIRE)--Oct. 29, 2003--Insight Communications Company (Nasdaq:ICCI)

    -- THIS PRESS RELEASE DOES NOT INCLUDE A COMPLETE BALANCE SHEET AND INCOME STATEMENT AND CERTAIN ITEMS THAT IMPACT NET INCOME (E.G., MINORITY INTEREST) DUE TO THE IMPENDING DECISION OF THE FASB REGARDING SFAS NO. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY," AND ITS IMPACT ON THE COMPANY'S FINANCIAL STATEMENTS. THE OUTCOME OF THIS DECISION DOES NOT IMPACT THE COMPANY'S OPERATING INCOME OR OPERATING CASH FLOW, WHICH IS INCLUDED BELOW.

    Insight Communications Company (Nasdaq: ICCI) today announced financial results for the quarter ended September 30, 2003.
    Revenue for the three months ended September 30, 2003 totaled $228.4 million, an increase of 11% over the prior year, due primarily to customer gains in high-speed Internet and digital services as well as basic rate increases. Operating cash flow ("OCF") increased to $98.5 million for the three months ended September 30, 2003 from $92.5 million for the three months ended September 30, 2002, an increase of 6%. A reconciliation of operating cash flow to operating income appears below in the discussion of operating data results.
    Revenue Generating Units ("RGUs"), representing the sum of basic, digital, high-speed Internet and telephone customers as defined by the NCTA Standard Reporting Categories, increased by 57,400 during the quarter to 1,934,900. High-speed Internet net additions were 29,000; digital net additions were 23,500; and telephone net additions were 7,100. These gains were offset by a reduction of 2,200 basic customers.
    "Our results this quarter were not as uniformly strong as we would have liked them to be. However, the leading indicators of future cash flow growth are very encouraging," said Michael S. Willner, President and Chief Executive Officer. "RGUs increased 10% year-over-year and 96% of our customers are now served by an upgraded network of 750MHz or higher, providing a solid engine for future growth. I am confident that we will translate these strong strategic positions into renewed, vigorous cash flow growth."
    Capital expenditures totaled $47.0 million in the third quarter, a 29% reduction over the prior year's quarter. Of the total, approximately 39% was for Customer Premise Equipment and 16% was for Upgrade/Rebuild costs, as defined by the NCTA Standard Reporting Categories. For the three months ended September 30, 2003, capital expenditures per customer totaled approximately $36.35. Capital was funded through cash generated from operations as well as through bank borrowings.
    "Operationally, 2003 is about transitioning from a position of building new services to selling them," said Dinesh C. Jain, Executive Vice President and Chief Operating Officer. "With an exciting bundle of products, including interactive video, digital video recorders, high definition video, high speed Internet, and telephony, we are competitively well-positioned for solid growth. Strategically, we are right where we need to be, and I am confident that with increased focus on marketing and the overall customer experience we will achieve strong future cash flow growth."
    The monthly operating cash flow margin decreased to 43% for the quarter ended September 30, 2003, down from 45% for the prior year's quarter.

    Operating results for the three months ended September 30, 2003 compared to the three months ended September 30, 2002

    The $22.3 million or 11% increase in revenue was primarily a result of gains in high-speed Internet and digital service revenue, which increased 57% and 30% over the prior year's quarter, primarily due to an increased customer base. In addition, basic cable service revenue increased 5%, primarily due to basic rate increases.
    RGUs were approximately 1,934,900 as of September 30, 2003, compared to approximately 1,753,600 as of September 30, 2002. This represents a growth rate of 10%. Giving effect to the Griffin swap, RGUs grew 10% from the prior year's quarter.
    Average monthly revenue per basic customer, including management fee revenue and SourceSuite revenue, was $58.81 for the three months ended September 30, 2003, compared to $53.24 for the three months ended September 30, 2002 primarily reflecting the continued successful rollout of new product offerings in all markets. Average monthly revenue per basic customer for high-speed Internet and digital service increased to $11.78 for the three months ended September 30, 2003, up from $8.25 for the three months ended September 30, 2002.
    Programming and other operating costs increased $10.8 million or 15%. Programming costs increased 5%, primarily attributable to increased programming rates, an increase in customers served, and additional programming in the newly rebuilt systems. These increases were offset by a $3.1 million credit due to the settlement of a programming contract. Excluding the settlement of the programming contract, programming costs increased 11%. Other operating costs increased 44%, primarily attributable to increased high-speed Internet costs driven by the net addition of 83,900 high-speed Internet customers, year over year. In addition, labor costs increased due to the transition from upgrade activities to maintenance activities associated with the growth of new customers.
    Selling, general and administrative expenses increased $5.5 million or 13%, primarily as a result of increased costs related to annual salary increases and payroll related costs for existing employees, some of which are one-time expenses, as well as the addition of new employees. In addition, marketing expenses increased to support the continued roll-out of new products; legal fees also increased related to ongoing litigation. Partially offsetting these increases was an increase in marketing support funds (recorded as a reduction to selling, general and administrative expenses) for the promotion of new channel launches.
    Depreciation and amortization expense decreased $5.8 million or 9%, primarily as a result of a one-time $11.1 million write-down of obsolete video on demand equipment in the three months ended September 30, 2002. Excluding this impairment charge, depreciation and amortization increased $5.3 million or 10%, primarily as a result of additional capital expenditures through September 30, 2003 to support the continued rebuild of the Illinois systems, extend the plant, and continue the rollout of digital, high-speed Internet and telephone services to existing and new service areas.
    OCF increased $6.0 million or 6%, primarily due to increased basic, digital and high-speed Internet revenue, offset by increases in programming and other operating costs and selling, general and administrative costs. The following is a reconciliation of operating income to OCF:


                                   Three months ended September 30,
                                           2003              2002
                                   --------------------------------
                                             (in thousands)
Operating income                         $41,833           $30,052
Adjustment:
   Depreciation and amortization          56,667            62,450
                                   --------------------------------

Operating Cash Flow                      $98,500           $92,502
                                   ================================


    Insight Communications (NASDAQ: ICCI) is the 9th largest cable operator in the United States, serving approximately 1.4 million customers in the four contiguous states of Illinois, Kentucky, Indiana and Ohio. Insight specializes in offering bundled, state-of-the-art services in mid-sized communities, delivering basic and digital video, high-speed Internet and the recent deployment of voice telephony in selected markets to its customers.

    Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "expect," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. The above forward-looking statements are subject to risks and uncertainties and are subject to change based upon a variety of factors that could cause actual results to differ materially from those Insight Communications anticipates. Factors that could have a material and adverse impact on actual results include competition, increasing programming costs, changes in laws and regulations, our substantial debt and the other risk factors described in Insight Communications' annual report on Form 10-K, as amended, for the year ended December 31, 2002. All forward-looking statements in this press release are qualified by reference to the cautionary statements included in Insight Communications' Form 10-K.



                 INSIGHT COMMUNICATIONS COMPANY, INC.
                         FINANCIAL INFORMATION
                              (unaudited)
                            (in thousands)


                                                Three months ended
                                                   September 30,
                                                2003         2002
                                             ----------   ----------
Insight Consolidated
--------------------
   Revenues                                     $228,395    $206,046
   System Cash Flow(1)                           104,774      96,839
   System Cash Flow Margin                          45.9%       47.0%
   Corporate Overhead                             (6,883)     (5,055)
   Management Fee Income                             609         718
   Operating Cash Flow(1)                         98,500      92,502
   Operating Cash Flow Margin                       43.1%       44.9%
   Capital Expenditures                           47,022      66,485
   Total Debt, including Preferred
    Interests(2)                               2,792,628   2,746,921

Reconciliation of Operating Income to
Operating & System Cash Flow
--------------------------------------
  Operating income                               $41,833      $30,052
       Adjustment:
           Depreciation and amortization          56,667       62,450
                                             ------------ ------------
  Operating Cash Flow(1)                         $98,500      $92,502
                                             ------------ ------------
       Adjustments:
          Corporate Overhead                       6,883        5,055
          Management Fee Income                     (609)        (718)
                                             ------------ ------------
  System Cash Flow(1)                           $104,774      $96,839
                                             ============ ============


                                                Nine months ended
                                                   September 30,
                                                2003          2002
                                             -----------   ----------
Insight Consolidated
--------------------
   Revenues                                     $666,487    $599,615
   System Cash Flow(1)                           298,827     272,296
   System Cash Flow Margin                          44.8%       45.4%
   Corporate Overhead                            (17,629)    (14,923)
   Management Fee Income                           1,843       2,063
   Operating Cash Flow(1)                        283,041     259,436
   Operating Cash Flow Margin                       42.5%       43.3%
   Capital Expenditures                          131,133     188,104
   Total Debt, including Preferred
    Interests(2)                               2,792,628   2,746,921

Reconciliation of Operating Income to
Operating & System Cash Flow
-------------------------------------
  Operating income                              $111,105      $99,061
       Adjustment:
           Depreciation and amortization         171,936      160,375
                                             ------------ ------------
  Operating Cash Flow(1)                        $283,041     $259,436
                                             ------------ ------------
       Adjustments:
          Corporate Overhead                      17,629       14,923
          Management Fee Income                   (1,843)      (2,063)
                                             ------------ ------------
  System Cash Flow(1)                           $298,827     $272,296
                                             ============ ============

(1) Operating cash flow ("OCF") represents operating income before depreciation and amortization. System cash flow represents OCF excluding management fees and, for Insight Consolidated, corporate overhead.

(2) As of September 30, 2003, there were no preferred interests outstanding.

    Certain prior period amounts have been reclassified to conform to the current period presentation.



                 INSIGHT COMMUNICATIONS COMPANY, INC.
                         OPERATING STATISTICS
       (in thousands, except per customer and penetration data)

                                            Q3        Q2        Q3
                                          2003(1)    2003(1)   2002
                                         --------- --------- ---------

Customer Relationships                    1,323.5   1,321.8   1,306.8

Total Average Monthly Revenue per
 Customer                                  $58.81     $57.10   $53.24

Basic Cable
-----------
  Homes Passed                            2,313.5   2,300.2   2,248.8
  Basic Cable Customers                   1,293.4   1,295.7   1,289.0
  Basic Cable Penetration                    55.9%     56.3%     57.3%

   Cable Revenue                         $135,829  $133,625  $128,777
   Average Monthly Cable Revenue per
    Customer                                34.97     34.21     33.27

High-Speed Internet (HSI)
-------------------------
  "Modem Ready" Homes Passed              2,222.3   2,189.0   1,920.0
    Modem Customers                         208.5     179.5     124.6
  "Modem Ready" Penetration                   9.4%      8.2%      6.5%

  High-Speed Internet Revenue             $24,346   $22,352   $15,488
  Average Monthly HSI Revenue per
   Customer                                  6.27      5.72      4.00
  Average Monthly HSI Revenue per HSI
   Customer                                 41.84     42.85     45.27

Digital Cable
-------------
  Digital Universe                        1,243.3   1,241.7   1,213.5
  Digital Customers                         383.7     360.2     317.1
  Digital Cable Penetration                  30.9%     29.0%     26.1%

  Digital Revenue                         $21,391   $20,049   $16,466
  Average Monthly Digital Revenue per
   Customer                                  5.51      5.13      4.25
  Average Monthly Digital Revenue per
   Digital Customer                         19.17     18.68     17.94

Telephone
---------
  Telephone Universe (marketable homes)     641.2     612.9     402.3
  Telephone Customers                        49.3      42.2      22.9
  Telephone Penetration (to marketable
   homes)                                     7.7%      6.9%      5.7%

  Telephone Revenue                        $3,232    $2,796    $1,735
  Average Monthly Telephone Revenue per
   Customer                                  0.83      0.72      0.45

Advertising Revenue
-------------------
  Advertising Revenue                     $14,550   $15,179   $13,007
  Average Monthly Advertising Revenue per
   Customer                                  3.75      3.89      3.36

Other Revenue
-------------
  Other Revenue                           $29,047   $29,046   $30,573
  Average Monthly Other Revenue per
   Customer                                  7.48      7.43      7.91

(1) 2003 customer data includes effects of the swap of our Griffin, GA system for the managed New Albany, IN and Shelbyville, KY systems.

    Certain prior period amounts have been reclassified to conform to the current period presentation.

Note: All "per customer" figures reflect revenue per Basic Cable
      Customers.

                 INSIGHT COMMUNICATIONS COMPANY, INC.
                  NCTA STANDARD REPORTING CATEGORIES
                         CAPITAL EXPENDITURES
                              (unaudited)
                            (in thousands)

                               ---------------------------------------
                                Q3 2003   YTD 2003  2003 FY   2002 FY
Insight Consolidated             Actual    Actual   Guidance  Actual
----------------------------------------------------------------------
Customer Premise Equipment       $18,489   $61,992  $107,380 $106,060
Scaleable Infrastructure           3,514    10,071    13,775   32,019
Line Extensions                    6,288    14,480    21,254   29,446
Upgrade/Rebuild                    7,533    26,078    31,065   87,735
Support Capital                   11,198    18,512    26,503   27,744
                               ---------------------------------------
Total Insight Consolidated       $47,022  $131,133  $199,977 $283,004
                               ---------------------------------------

    CONTACT: Insight Communications
             Dinesh C. Jain, 917-286-2300